Exhibit 24.2

SIGMA TAU INTERNATIONAL S.A.
Société Anonyme
Siège social : 31, Boulevard Grande-Duchesse Charlotte, L-1 330 Luxembourg
R.C.S. Luxembourg : B 63.626

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint each of Gregg Lapointe, Don De Lillo and Fabio Amabile, with full power of substitution, as the true and lawful attorney-in-fact and agent of the undersigned, and authorizes and designates each of the foregoing attorneys-in-fact to sign on behalf of the undersigned, and to file filings and any amendments thereto, with the Securities and Exchange Commission, made by or on behalf of the undersigned in respect of (i) the beneficial ownership of equity securities of SOLIGENIX, INC. (formerly known as DOR BioPharma, Inc.) held by the undersigned, directly, indirectly or beneficially, pursuant to Sections 13(d), 13(g) and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder and (ii) the disposition of equity securities of SOLIGENIX, INC. (formerly known as DOR BioPharma, Inc.) held by the undersigned, directly, indirectly or beneficially, in accordance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, including the filing of any Form 144 pursuant to the Securities Act. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of each of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Sections 13(d), 13(g) or 16 of the Exchange Act or Rule 144 of the Securities Act.

This Power of Attorney overrides and replaces any prior power of attorney issued for the same matter and shall remain in full force and effect until the undersigned withdraws it in writing and delivers to each of the foregoing attorneys-in-fact a copy of the withdrawal.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 30th day of October, 2009.

SIGMA TAU INTERNATIONAL S.A.
/s/ Luca Checchinato /s/ Dominique Audia
Name: Luca Checchinato / Dominique Audia
Title: Director / Director